                                                                   EXHIBIT 10.10










--------------------------------------------------------------------------------





                            MASTER SECURITY AGREEMENT

                                     made by

                                    ITSA LTD.

                                 FILME SUB, INC.

                  ITSA-INTERCONTINENTAL TELECOMUNICACOES LTDA.


                        and certain Subsidiaries thereof

                                   in favor of

                                 HSBC BANK USA,
                               as Collateral Agent

                            Dated as of July 20, 2000



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.  DEFINED TERMS                                                    4
    1.1  DEFINITIONS                                                         4
    1.2  OTHER DEFINITIONAL PROVISIONS                                      15
SECTION 2.  GRANT OF SECURITY INTEREST                                      15
SECTION 3.  REPRESENTATIONS AND WARRANTIES                                  18
    3.1  CORPORATE AUTHORITY; VALIDITY AND BINDING EFFECT                   18
    3.2  NO VIOLATIONS OR APPROVALS                                         18
    3.3  TITLE; NO OTHER LIENS                                              18
    3.4  PERFECTED FIRST PRIORITY LIENS                                     19
    3.5  CHIEF EXECUTIVE OFFICE                                             19
    3.6  EQUIPMENT                                                          19
    3.7  INVENTORY                                                          19
    3.8  INVESTMENT PROPERTY                                                19
    3.9  ACCOUNTS                                                           20
    3.10  INTELLECTUAL PROPERTY                                             20
    3.11  CASH COLLATERAL                                                   20
    3.12  DEPOSIT ACCOUNTS                                                  20
    3.13  DOCUMENTS                                                         21
    3.14  FIXTURES                                                          21
    3.15  GENERAL INTANGIBLES                                               21
    3.16  INSTRUMENTS                                                       21
    3.17  VEHICLES                                                          21
    3.18  BOOKS AND RECORDS                                                 21
    3.19  AUTHORIZATION RIGHTS                                              21
SECTION 4.  COVENANTS                                                       21
    4.1  DELIVERY OF INSTRUMENTS AND CERTIFICATED SECURITIES                22
    4.2  MAINTENANCE OF INSURANCE                                           22
    4.3  PAYMENT OF OBLIGATIONS                                             22
    4.4  MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION  22
    4.5  CHANGES IN LOCATIONS, NAME, ETC.                                   23
    4.6  NOTICES                                                            23
    4.7  INVESTMENT PROPERTY                                                24
    4.8  ACCOUNTS                                                           25
    4.9  INTELLECTUAL PROPERTY                                              26
    4.10  VEHICLES                                                          27
    4.11  MAINTENANCE OF AUTHORIZATION RIGHTS                               28
    4.12  COLLATERAL ACCOUNT                                                28
    4.13 REGISTRATION                                                       30
    4.14 AFTER-ACQUIRED PROPERTY                                            30
    4.15  CERTAIN MATTERS RELATING TO ACCOUNTS                              30
    4.17  COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE              31
SECTION 5.  REMEDIAL PROVISIONS                                             32
    5.1  PLEDGED STOCK                                                      32
    5.2  NET PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT                 33
    5.3  APPLICATION OF PROCEEDS                                            33

    5.4  AUTHORIZATION RIGHTS                                               34
    5.5  CODE AND OTHER REMEDIES                                            34
    5.6  SALE OF PLEDGED STOCK.                                             35
    5.7  APPLICATION OF PROCEEDS                                            35
    5.8  WAIVER; DEFICIENCY                                                 36
SECTION 6.  THE COLLATERAL AGENT                                            36
    6.1  COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC            36
    6.2  DUTY OF COLLATERAL AGENT                                           38
    6.3  FILINGS AND RECORDINGS FOR PERFECTION OF SECURITY INTERESTS        39
    6.4  AUTHORITY OF COLLATERAL AGENT                                      39
SECTION 7.  MISCELLANEOUS                                                   39
    7.1  AMENDMENTS IN WRITING                                              39
    7.2  NOTICES                                                            39
    7.3  NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES                39
    7.4  ENFORCEMENT EXPENSES; INDEMNIFICATION                              40
    7.5  SUCCESSORS AND ASSIGNS                                             40
    7.6  SET-OFF                                                            40
    7.7  COUNTERPARTS                                                       41
    7.8  SEVERABILITY                                                       42
    7.9  SECTION HEADINGS                                                   42
    7.10  INTEGRATION                                                       42
    7.11  GOVERNING LAW                                                     42
    7.12  SUBMISSION TO JURISDICTION; WAIVERS                               42
    7.13  ACKNOWLEDGMENTS                                                   43
    7.14  ADDITIONAL GRANTORS                                               43
    7.16  RELEASES                                                          43
    7.17  LANGUAGE                                                          44

SCHEDULES

Schedule 1      Notice Addresses of Grantors
Schedule 2      Accounts
Schedule 3      Authorization Rights
Schedule 4      Cash Collateral
Schedule 5      Deposit Accounts
Schedule 6      Documents
Schedule 7      Description and Location of Equipment
Schedule 8      Description and Location of Fixtures
Schedule 9      General Intangibles
Schedule 10     Instruments
Schedule 11     Intellectual Property
Schedule 12     Description and Location of Inventory
Schedule 13     Description of Investment Property
Schedule 14     Vehicles
Schedule 15     Location of Books and Records Pertaining to Collateral
Schedule 16     Authorizations
Schedule 17     Filings and Other Actions Required to Perfect Security Interests
Schedule 18     Location of Jurisdiction of Organization and
                Chief Executive Office


ANNEXES

Annex 1     Assumption Agreement
Annex 2     Concentration Account Agreement

                            MASTER SECURITY AGREEMENT

            MASTER SECURITY AGREEMENT, dated as of July 20, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of HSBC Bank USA, as collateral agent (in such capacity, the "COLLATERAL AGENT") for the ratable benefit of the Secured Parties (as hereinafter defined).

                              W I T N E S E T H:
                              -----------------

            WHEREAS, ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian limited liability company, as issuer (the "COMPANY"), TV Filme Brasilia Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company, TV Filme Goiania Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company, TV Filme Belem Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company, TV Filme Sistemas Ltda., a Brazilian limited liability company, TV Filme Operacoes Ltda., a Brazilian limited liability company, and Link Express Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company, as guarantors (collectively, the "GUARANTORS") and The Bank of New York, as trustee (in such capacity, the "TRUSTEE"), have entered into an Indenture dated as of July 20, 2000 (as amended, supplemented or otherwise modified from time to time, the "Indenture") setting forth the terms and conditions governing the Company's 12% Senior Secured Notes Due 2004 (the "SENIOR NOTES") in the aggregate principal amount of US$35,000,000, which Senior Notes are payable in full on December 20, 2004 at the rate of 12% per annum (except that interest on overdue principal, premium, if any, and interest will accrue at the rate of 13% per annum, to the extent lawful); and

            WHEREAS, the terms of the Indenture require ITSA Ltd., a Cayman Islands corporation ("ITSA CAYMAN"), Filme Sub, Inc., a Delaware corporation ("Sub Inc."), the Company and each of the Guarantors to execute and deliver this Agreement to the Collateral Agent, for the ratable benefit of the holders from time to time of the Senior Notes (collectively, including their respective successors and assigns, the "SECURED PARTIES");

            NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                           SECTION 1.  DEFINED TERMS

            1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

            (b)   The following terms shall have the following meanings:

            "ACCOUNTS": all of the following now owned or hereafter created or acquired by any Grantor: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any Grantor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) rights in, to and under all purchase orders for goods, services or other property; (c) rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due or to become due to any Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services, including the right to payment of any interest or finance charges with respect thereto (whether or not yet earned by performance on the part of such Grantor); and (e) any collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

            "ACQUIRED DEBT": with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "ADDITIONAL GRANTOR": any new or additional Restricted Subsidiary created or acquired after the Effective Date that becomes a Grantor under the Indenture and a Grantor hereunder pursuant to Section 7.14.

            "AFFILIATE": any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control.

            "AGREEMENT": this Master Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "ANATEL": Agencia Nacional de Telecomunicacoes, the Brazilian government agency which regulates telecommunication services in Brazil.

            "ASSUMPTION AGREEMENT": an Assumption Agreement to be executed by any Additional Grantor substantially in the form of ANNEX 1 hereto.

            "AUTHORIZATION RIGHTS": any Grantor's rights, interests and benefits under any Authorization Rights Agreement that are assignable as security in accordance with Applicable Law, including without limitation the following: (i) the right to receive any and all amounts which are or may become actually or contingently outstanding or payable to any Grantor with respect to its respective Authorization Rights; (ii) all revenues and other amounts paid to or for the benefit of any Grantor in connection with such Grantor's operation and maintenance of the Authorization Rights, including without limitation all revenues from the Authorization Rights; and (iii) all other rights, whether tangible or intangible, contingent or otherwise, that may be assignable pursuant to an Authorization Rights Agreement and/or Applicable Law, including but not limited to repossession rights.

            "AUTHORIZATION RIGHTS AGREEMENT": any grant by ANATEL to a Grantor by which such Grantor is granted certain telecommunications licenses, including those listed on Schedule 3 from time to time.

            "AUTHORIZATIONS":  has the meaning specified in Section 3.2.

            "BRAZILIAN GAAP": generally accepted accounting principles in Brazil, applied on a consistent basis.

            "BUSINESS DAY": any day other than a Saturday, Sunday, public holiday or day on which banking institutions in Brazil or New York City are authorized or obligated by law to close.

            "CAPITAL LEASE OBLIGATION": at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "CAPITAL STOCK": (i) in the case of a corporation, corporate stock,
      (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, quotas or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CASH COLLATERAL": all cash and Cash Equivalents transferred to or held in a Concentration Account or the Collateral Account.

            "CASH EQUIVALENTS": (i) securities issued or directly and fully guaranteed or insured by the Brazilian or United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Brazilian regulated bank or member bank of the U.S. Federal Reserve System having capital and surplus in excess of US$500,000,000 (or equivalent thereof at the time of determination) (or a branch of any such bank),
      (iii) repurchase obligations with a term of not more than seven calendar days for underlying securities of the types described in clauses (i) and
      (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above and (iv) commercial paper having the rating of at least P-1 from Moody's or at least A-1 from S&P and in each case maturing within 180 calendar days after the date of acquisition.

            "CENTRAL BANK":  the Central Bank of Brazil.

            "CERTIFICATED SECURITY": any security represented by a certificate or other writing or instrument.

            "COLLATERAL":  has the meaning specified in Section 2.

            "COLLATERAL ACCOUNT":  has the meaning specified in Section 4.12.

            "COLLATERAL ACCOUNT BANK":  has the meaning specified in Section
      4.12.

            "COLLATERAL AGENT": has the meaning specified in the caption hereto. Each reference herein to the Collateral Agent specifically includes its successors and assigns.

            "COLLATERAL PROPERTY": any and all real property and leasehold interests in real property (and all Fixtures and Improvements located thereon) now or hereafter owned by any Grantor.

            "CONCENTRATION ACCOUNT": a depository account of any Grantor maintained with a Concentration Account Bank pursuant to a Concentration Account Agreement.

            "CONCENTRATION ACCOUNT AGREEMENT": a Concentration Account Agreement among the Collateral Agent, the Grantor named therein and a Concentration Account Bank, substantially in the form of ANNEX 2 hereto.

            "CONCENTRATION ACCOUNT BANK": any bank or financial institution that executes and delivers to the Collateral Agent a Concentration Account Agreement.

            "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, Brazil or any other country or any political subdivision of any of the foregoing in which any Grantor has any right or interest, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed on SCHEDULE 6 from time to time ), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the relevant Brazilian Copyright Registration Office or the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

            "COPYRIGHT LICENSES": all written agreements naming any Grantor as licensor or licensee (including, without limitation, those listed on SCHEDULE 11 from time to time), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "CVM":  Comissao de Valores Mobiliarios.

            "DEFAULT NOTICE": has the meaning specified in the Concentration Account Agreement.

            "DEPOSIT ACCOUNT": any demand, time, savings, passbook or like account maintained with a depositary institution, including without limitation, each Concentration Account.

            "DOCUMENTS": bills of lading, dock warrants, dock receipts, warehouse receipts or orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers. The document must purport to be issued by or addressed to a bailee and purport to cover goods in the bailee's possession which are either identified or are fungible portions of an identified mass.

            "EFFECTIVE DATE": the date hereof.

            "EQUIPMENT": all equipment listed on Schedule 8 or hereafter owned by any Grantor or in which any Grantor has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with any Collateral Property, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by any Grantor and now or hereafter used in the operation of any Collateral Property, and all proceeds thereof and all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by any Grantor, and used or intended to be used in connection with, or with the operation of, any Collateral Property or the buildings, structures, or other improvements now or hereafter located at any Collateral Property, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on any Collateral Property or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions to and replacements of, and proceeds of, any of the foregoing.

            "FAIR MARKET VALUE": with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; PROVIDED that if such value exceeds US$1,000,000 (or equivalent thereof at the time of determination), such determination will be made in good faith by the Board of Directors of the Company.

            "FIXTURES": all Equipment now owned or hereafter acquired by any Grantor which is so related to the building or land in which or on which it is located that it is deemed fixtures or real property under the laws of the jurisdiction in which it is located, together with all accessions, appurtenances, additions, replacements and substitutions for any of the foregoing and the proceeds thereof (including, without limitation, gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing, heating and ventilating fixtures, elevators, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the building or land on which they are located, including any additions, enlargements, extensions, modifications, repairs or replacements thereto).

            "GAAP": as to any determination date, generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on such date.

            "GENERAL INTANGIBLES": all contracts, agreements, instruments and indentures in any form, and portions thereof, to which any Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith,
      (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "GRANTORS":  has the meaning specified in the caption hereto.

            "GUARANTEE": any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay for (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by arrangement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "GUARANTORS":  has the meaning specified in the Recitals hereto.

            "HEDGING OBLIGATIONS": with respect to any Person, the obligations of such Person under (i) interest or currency exchange rate swap agreements, interest or currency exchange rate cap agreements and interest or currency exchange rate collar agreements and (ii) other agreements or arrangements, in any case, designed to protect such Person against fluctuations in interest or currency exchange rates.

            "IMPROVEMENTS": all buildings, structures and improvements of every nature whatsoever to the extent such items are not owned by tenants or by equipment lessors that lease such property to the Company or a Restricted Subsidiary, and are situated on the land comprising any Collateral Property on the Effective Date or thereafter.

            "INDEBTEDNESS": with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), whether as a cash advance, bill, overdraft or money market facility loan, or (b) evidenced by a note, debenture or similar instrument or, to the extent drawn upon and not reimbursed, letters of credit or other similar liability evidenced by book-entry mechanism, or (c) for the payment of money relating to a Capital Lease Obligation or other obligation relating to the deferred purchase price of property; PROVIDED, HOWEVER, that Indebtedness will not include trade payables arising in the ordinary course of business consistent with past practice, or (d) in respect of any Hedging Obligation; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has Guaranteed or which is otherwise its legal liability; and (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or will otherwise be such Person's legal liability; PROVIDED, HOWEVER, for purposes of this clause (iii), if such obligation is not assumed by such Person, or not otherwise the legal liability of such Person, such obligation will only be included in Indebtedness to the extent of the Fair Market Value of such property or assets.

            "INDENTURE":  has the meaning specified in the Recitals hereto.

            "INSTRUMENTS": all negotiable instruments and other writings which evidence a right to the payment of money and are not themselves security agreements or leases and are of a type which are in the ordinary course of business transferred by delivery with any necessary indorsement or assignment. The term does not include Investment Property.

            "INSURANCE PROCEEDS": any payment, proceeds or other amounts received at any time under any insurance policy as compensation in respect of a Casualty, PROVIDED, that business interruption insurance proceeds shall not constitute Insurance Proceeds.

            "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Brazilian, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

            "INVENTORY": all now owned and hereafter existing or acquired raw materials, work-in-process and finished goods inventory held by any Grantor for manufacture, sale or lease, wherever located, and in any event including, without limitation, the inventory listed on Schedule 12.

            "INVESTMENT PROPERTY": (i) all Pledged Stock, (ii) all cash, securities, and other property at any time and from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any and all of the Pledged Stock and (iii) all Pledged Notes.

            "LIENS": any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof).

            "MAJORITY HOLDERS" has the meaning specified in Section 2.2(a).

            "MORTGAGE" means the Public Deed of Mortgage to be executed and delivered as soon as all required documentation therefor is obtained, but in any case not later than 45 days after the Effective Date, among TV Filme Brasilia Servicos de Telecomunicacoes Ltda., TV Filme Goiania Servicos de Telecomunicacoes Ltda., TV Filme Belem Servicos de Telecomunicacoes Ltda., and TV Filme Sistemas Ltda., as mortgagors, and the Collateral Agent, as mortgagee, and ITSA, TV Filme Operacoes Ltda. and Link Express Servicos de Telecomunicacoes Ltda., as intervening parties.

            "PATENTS": (i) all letters patent of the United States, Brazil or any other country or any political subdivision of any of the foregoing, in which any Grantor has any right or interest, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing listed on SCHEDULE 11, (ii) all applications for letters patent of the United States, Brazil or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing listed on
      SCHEDULE 11 from time to time, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in SCHEDULE 11 from time to time.

            "PERMITTED LIENS": all (i) Liens securing the obligations of the Borrower to the Collateral Agent for the ratable benefit of the Secured Parties under this Master Security Agreement or any other Security Documents; (ii) Liens securing any senior secured Indebtedness which may be incurred pursuant to clause (i) of Section 4.9(b) of the Indenture;
      (iii) Liens in favor of the Grantors; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Grantors, PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Grantors; (v) Liens on property or securing any Acquired Debt and which exist at the time of acquisition thereof by the Grantors, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens arising under the Indenture in favor of the Trustee; (vii) Liens existing on the Effective Date; (viii) Liens arising by reason of (1) any judgment, decree or order of any court, so long as enforcement of such Lien is effectively stayed and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money), bids, licenses, performance or similar bonds and other obligations of a like nature, in the ordinary course of business; (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessees), none of which materially impairs the use of any parcel of property material to the operation of the business of the Grantors or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Grantors; or (8) operation of law or statute and incurred in the ordinary course of business, including without limitation, those in favor of mechanics, materialman, suppliers, laborers or employees, and, if securing sums of money, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (ix) Liens created by the Security Documents; (x) Liens granted by the Grantors to secure Indebtedness incurred pursuant to clause (xi) of Section 4.9(b) of the Indenture, in each case representing all or part of the cost of purchase, lease, construction or improvement of property acquired, constructed or improved after the date hereof owed to a Person not an Affiliate of the Company; PROVIDED, HOWEVER, that (x) in any such case such Lien shall extend only to the specific property of the Grantors leased, acquired, constructed or improved with the proceeds of such Indebtedness and (y) the aggregate amount of Indebtedness secured by any such Lien shall not exceed the cost of purchase, lease, construction, or improvement of such property and (z) such Liens shall attach to such property within 90 calendar days of the acquisition or lease of, or completion of construction or improvement on, such property; (xi) Liens incurred in the ordinary course of business of the Grantors which do not secure obligations of the Grantors, including, without limitation, licenses and leases granted or made by the Grantors as licensor or lessor or which secure obligations that in the aggregate do not exceed US$2,000,000 (or the equivalent thereof at time of determination) at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and
      (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Grantors; and (xii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; PROVIDED that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien will be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

            "PERSON": any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "PLEDGED NOTES": all promissory notes listed on SCHEDULE 13 from time to time, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

            "PLEDGED STOCK": the quotas of Capital Stock listed on SCHEDULE 13 from time to time, together with any other quotas, stock certificates, options or rights of any nature whatsoever in respect of such Capital Stock that may be issued or granted to, or held by, the applicable Grantor while this Agreement is in effect.

            "PROCEEDS": whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, and, in any event, shall include, without limitation, all dividends or other income from Investment Property, collections thereon or distributions or payments with respect thereto.

            "SECURED OBLIGATIONS": the "Obligations" as defined in the Indenture.

            "SECURED PARTIES": has the meaning specified in the Recitals hereto.

            "SECURITY DOCUMENTS": the collective reference to this Agreement and the Mortgage.

            "SENIOR NOTES":  has the meaning specified in the Recitals hereto.

            "SUBSIDIARY": with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "TRADEMARKS": (i) all trademarks, trade names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired in which any Grantor has any right or interest, all registrations and recordings thereof, and all applications in connection therewith, whether in the Instituto Nacional de Propriedade Industrial ("INPI"), the United States Patent and Trademark Office or in any similar office or agency of Brazil or the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing listed on SCHEDULE 11, and (ii) the right to obtain all renewals thereof.

            "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing listed on SCHEDULE 11 from time to time.

            "TRUSTEE": has the meaning specified in the Recitals hereto, and specifically includes the successors and assigns of the original Trustee under the Indenture.

            "VEHICLES": all cars, trucks, trailers, construction and earth moving equipment and other vehicles, in any event including, without limitation, the vehicles listed on SCHEDULE 14 from time to time, and all tires and other appurtenances to any of the foregoing.

            1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                      SECTION 2. GRANT OF SECURITY INTEREST

            2.1  GRANTING CLAUSE.

            Subject to the provisions of Section 2.2, each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

            (a) all Accounts, including without limitation, all Accounts listed on SCHEDULE 2 on the date hereof or at any time hereafter;

            (b) all Authorization Rights, including without limitation, all Authorization Rights listed on SCHEDULE 3 on the date hereof or at any time hereafter;

            (c) all Cash Collateral, including without limitation, all Cash Collateral listed on SCHEDULE 4 on the date hereof or at any time hereafter;

            (d) all Deposit Accounts, including without limitation, all Deposit Accounts listed on SCHEDULE 5 on the date hereof or at any time hereafter;

            (e) all Documents, including without limitation, all Documents listed on SCHEDULE 6 on the date hereof or at any time hereafter;

            (f) all Equipment, including without limitation, all Equipment listed on SCHEDULE 7 on the date hereof or at any time hereafter;

            (g) all Fixtures, including without limitation, all Fixtures listed on SCHEDULE 8 on the date hereof or at any time hereafter;

            (h) all General Intangibles, including without limitation, all General Intangibles listed on SCHEDULE 9 on the date hereof or at any time hereafter;

            (i) all Instruments, including without limitation, all Instruments listed on SCHEDULE 10 on the date hereof or at any time hereafter;

            (j) all Intellectual Property, including without limitation, all Intellectual Property listed on SCHEDULE 11 on the date hereof or at any time hereafter;

            (k) all Inventory, including without limitation, all Inventory listed on SCHEDULE 12 on the date hereof or at any time hereafter;

            (l) all Investment Property, including without limitation, all Investment Property listed on SCHEDULE 13 on the date hereof or at any time hereafter;

            (m) all Vehicles, including without limitation, all Vehicles listed on SCHEDULE 14 on the date hereof or at any time hereafter;

            (n) all books and records pertaining to the Collateral, including without limitation, all books and records listed on SCHEDULE 15 on the date hereof or at any time hereafter; and

            (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

            The security interest created hereunder is created in accordance with Article 28 of Law no. 8,987 of February 13, 1995, and Articles 97, 98 and 131 through 136 of Law 9.472 of July 16, 1997, and is governed by the provisions of Articles 768 ET SEQ. of the Brazilian Civil Code, as well as Articles 271 ET SEQ. of the Brazilian Commercial Code, and shall be continuously levied on all Collateral until the indefeasible payment in full of the Secured Obligations. With respect to all tangible property, a symbolic transfer by the Grantors to the Collateral Agent for the benefit of the Secured Parties is deemed to have occurred under Article 274 of the Brazilian Commercial Code.

      2.2 CERTAIN QUALIFICATIONS. Notwithstanding the foregoing grant of a security interest in the Collateral, the parties agree as follows:

            (a) The Authorization Rights will not be included in the Collateral until such time as the Collateral Agent, acting upon the written instructions of the holders of a majority in principal amount of the then outstanding Senior Notes (the "MAJORITY HOLDERS"), notifies the Company in writing that the

Authorization Rights are required to be included in the Collateral. If such notice is given, the Company will take, and cause its Subsidiaries to take, all actions within their respective powers to cause the Authorization Rights to be subject to a valid, first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, including without limitation, using best efforts to obtain all required Authorizations in connection with the grant of such security interest, and making all necessary filings and registrations, and taking all other required actions in respect thereof, including without limitation, all such actions specified on SCHEDULE 17, to the extent applicable, it being understood and agreed that the grant of such security interest will not be effective until such time as all required Authorizations are obtained.

            (b) Investment Property consisting of Capital Stock of any Restricted Subsidiary which holds Authorization Rights (I.E., TV Filme Goiania Servicos de Telecomunicacoes Ltda., TV Filme Belem Servicos de Telecomunicacoes Ltda., TV Filme Brasilia Servicos de Telecomunicacoes Ltda., TV Filme Sistemas Ltda., TV Filme Operacoes Ltda. and Link Express Servicos de Telecomunicacoes Ltda., will not be included in the Collateral until such time as the Collateral Agent, acting upon the written instructions of the Majority Holders, notifies the Company in writing that such Capital Stock is required to be included in the Collateral. If such notice is given, the Company will take, and cause each such Restricted Subsidiary to take, all actions within their respective powers to cause such Capital Stock to be subject to a valid, first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, including without limitation, using best efforts to obtain all required Authorizations in connection with the grant of such security interest, making all necessary amendments to such Restricted Subsidiaries' respective constitutional documents and registering such amendments with the competent Commercial Registries, making all required filings and registrations, and taking all other actions in respect thereof, including without limitation, all such actions specified on SCHEDULE 17, to the extent applicable, it being understood and agreed that the grant of such security interest will not be effective until such time as all required Authorizations are obtained.

            (c) The Grantors will only be required to describe on SCHEDULES 2 through 15 the applicable Collateral in which the Grantors have an interest on the date hereof or on the date such Schedules are required to be updated pursuant to Section 4.14, as the case may be. The Grantors will not be required to set forth on Schedules 7, 8, and 14 any Equipment, Fixtures, or Vehicles, respectively, which do not meet the criteria therefor set forth in Sections 3.6,
3.14 and 3.17, respectively. The Grantors will not be required to update any of SCHEDULES 2 through 15 except as provided in Section 4.14. SCHEDULE 2 will not be required to be completed except as provided in Section 4.8(b).

            (d) The parties acknowledge and agree that the Collateral Agent may give the notices referred to in paragraphs (a) and (b) above whether or not an Event of Default has occurred or is continuing under the Indenture.

            (e) The parties acknowledge and agree that the only property of ITSA Cayman in which a security interest is being granted hereunder is the Capital Stock of the Company owned by ITSA Cayman and pledged to the Collateral Agent pursuant to clause (l) of Section 2.1.

      2.3 SALE FREE OF SECURITY INTEREST. Any property included in the Collateral, when sold in compliance with the terms of Section 4.10 of the Indenture or pursuant to a transaction which is not subject to the requirements of such Section by virtue of the definition of the term "Asset Sale" in the Indenture, will be sold free and clear of the security interest therein granted pursuant to this Agreement or the Mortgage without delivery of any instrument or performance of any act by any party hereto.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

            Each Grantor hereby represents and warrants to the Collateral Agent and the Secured Parties that:

            3.1 CORPORATE AUTHORITY; VALIDITY AND BINDING EFFECT. Such Grantor has the corporate power to make, deliver and perform its obligations under this Agreement and to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the security interest provided for by such Grantor herein, and such Grantor has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by such Grantor and constitutes the valid obligation of such Grantor, legally binding upon it and enforceable against it in accordance with its terms.

            3.2 NO VIOLATIONS OR APPROVALS. The execution and delivery by such Grantor of this Agreement, the performance by such Grantor of its obligations hereunder and the grant to the Collateral Agent, for the ratable benefit of the Secured Parties, of the security interests provided for by such Grantor herein,
(a) will not violate any Applicable Law or any constitutional document of such Grantor, (b) will not result in a breach or violation of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Grantor is a party or by which it or its properties may be bound or affected, and (c) do not require the consent of, authorization by, order or approval of, notice to, or filing or registration with (the foregoing, collectively, "AUTHORIZATIONS"), any Authority or other Person, except those Authorizations specified on SCHEDULE 16, all of which Authorizations that are required to have been obtained prior to the Effective Date have been obtained and are in full force and effect on the date hereof.

            3.3 TITLE; NO OTHER LIENS. Such Grantor owns each item of the Collateral pledged by it hereunder free and clear of any and all Liens or claims of others, other than Permitted Liens. No registration or other public notice with respect to any Lien on all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture.

            3.4 PERFECTED FIRST PRIORITY LIENS. Subject to Section 2.2, the security interests granted pursuant to this Agreement, upon completion of the filings, recordings and other actions specified on SCHEDULE 17 (which, in the case of all instruments and other documents referred to on said Schedule, have either been duly filed or recorded in the appropriate filing or recording office or have been delivered to the Collateral Agent in completed and duly executed form appropriate for filing or recording), will constitute valid, perfected security interests in all of the Collateral as to which such filings, recordings and other actions are taken, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof except for (a) unrecorded Liens permitted by the Indenture which have priority over the Liens on the Collateral by operation of law and (b) Liens of the type described in clause (x) of the definition of "Permitted Liens".

            3.5 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on SCHEDULE 18.

            3.6 EQUIPMENT. SCHEDULE 7 includes a complete and correct list of each item of Equipment owned by such Grantor on the date hereof which has a book value or Fair Market Value equal to or greater than $10,000. On the date hereof, all such Equipment (other than mobile goods) is kept at the locations listed opposite the name of such Grantor on SCHEDULE 8.

            3.7 INVENTORY. SCHEDULE 12 includes a complete and correct list of all Inventory owned by such Grantor on the date hereof. On the date hereof, and on each date hereafter as of which SCHEDULE 12 is required to be updated pursuant to Section 4.14, all such Inventory (other than Inventory that is in transit to a Grantor, or has been delivered to a customer of any Grantor or is in the possession of a Grantor's employees or agents for delivery to customers in the ordinary course of business) is kept at the locations listed opposite the name of such Grantor on SCHEDULE 12.

            3.8 INVESTMENT PROPERTY. (a) SCHEDULE 13 includes a complete and correct list of all Investment Property owned by such Grantor on the date hereof, other than any Investment Property consisting of Capital Stock of Restricted Subsidiaries which is excluded from the Collateral pursuant to
Section 2.2(b).

            (b) On the date hereof, the quotas of Pledged Stock pledged by the Grantors hereunder constitute all the issued and outstanding quotas of all classes of the Capital Stock of the Company and each Restricted Subsidiary owned by any Grantor, other than the Capital Stock of any Restricted Subsidiary whose Capital Stock is excluded from the Collateral pursuant to Section 2.2(b).

            (c) All the outstanding quotas of the Capital Stock of the Company and each Restricted Subsidiary have been duly and validly issued and are fully paid and nonassessable.

            (d) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

            (e) All of the Capital Stock of each Grantor (other than ITSA Cayman) is owned of record and beneficially (i) directly by ITSA Cayman or (ii) indirectly by ITSA Cayman through one or more Subsidiaries of ITSA Cayman (all of the Capital Stock of such Subsidiaries being so owned directly or indirectly by ITSA Cayman).

            3.9 ACCOUNTS. The amounts represented by each Grantor to the Collateral Agent from time to time as owing to such Grantor in respect of the Accounts will at such times be accurate in all material respects.

            3.10 INTELLECTUAL PROPERTY. (a) SCHEDULE 11 includes a complete and correct list of all Intellectual Property owned by such Grantor in its own name on the date hereof.

            (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not, to the knowledge of such Grantor, infringe the intellectual property rights of any other Person.

            (c) Except as set forth on SCHEDULE 11, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

            (d) No holding, decision or judgment has been rendered by any Authority which would limit, cancel or question the validity of any Intellectual Property or such Grantor's interest therein in any respect that could reasonably be expected to have a material adverse effect on the value of any Intellectual Property or the business prospects, properties, operations, financial condition, or results of operations of such Grantor.

            (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's interest therein, or
(ii) which, if adversely determined, could reasonably be expected to have a material adverse effect on the value of any Intellectual Property or the business prospects, properties, operations, financial condition, or results of operations of such Grantor.

            3.11 CASH COLLATERAL. SCHEDULE 4 includes a complete and correct description of all Cash Collateral owned by such Grantor on the date hereof.

            3.12 DEPOSIT ACCOUNTS. SCHEDULE 5 includes a complete and correct list of all Deposit Accounts owned by such Grantor on the date hereof.

            3.13 DOCUMENTS. SCHEDULE 6 includes a complete and correct description of all Documents owned by such Grantor on the date hereof.

            3.14 FIXTURES. SCHEDULE 8 includes a complete and correct list of all Fixtures owned by such Grantor on the date hereof which, individually, have a book value or Fair Market Value equal to or greater than $10,000. On the date hereof, each such Fixture is located at the address indicated on SCHEDULE 8.

            3.15 GENERAL INTANGIBLES. SCHEDULE 9 includes a complete and correct description of all General Intangibles owned by such Grantor on the date hereof.

            3.16 INSTRUMENTS. SCHEDULE 10 includes a complete and correct description of all Instruments owned by such Grantor on the date hereof.

            3.17 VEHICLES. SCHEDULE 14 includes a complete and correct list of all Vehicles owned by such Grantor on the date hereof which, individually, have a book value or Fair Market Value equal to or greater than $20,000.

            3.18 BOOKS AND RECORDS. SCHEDULE 15 includes a complete and correct description of the location of all books and records pertaining to the Collateral on the date hereof.

            3.19 AUTHORIZATION RIGHTS. (a) Such Grantor is solely and exclusively entitled to hold its Authorization Rights and to act under each Authorization Rights Agreement to which it is a party as the holder of the Authorization Rights thereunder.

            (b) Each Authorization Rights Agreement to which such Grantor is a party and the Authorization Rights thereunder are free and clear of any and all Liens and claims (other than the security interests created hereunder) and are not subject to any material dispute or litigation by any third party except as disclosed to the Collateral Agent in writing prior to the date hereof, and there is no material default by such Grantor, or, to its knowledge, any other party under any Authorization Rights Agreement.

            (c) No Person which is not a Grantor owns (i) any Authorization Rights used or useful in the Telecommunications Business operated by the Company and its Subsidiaries or (ii) any other material Telecommunications Assets related to such Telecommunications Business.

            3.20 TELECOMMUNICATIONS BUSINESS. The Telecommunications Business operated by the Company and its Subsidiaries is carried out through the Grantors and no other Person.

                              SECTION 4. COVENANTS

            Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties, that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full:

            4.1 DELIVERY OF INSTRUMENTS AND CERTIFICATED SECURITIES. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Certificated Security, such Instrument or

Certificated Security shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

            4.2 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain insurance on all its property in such amounts and covering such risks as required by the Indenture.

            (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, (iii) name the Collateral Agent and the Secured Parties as additional insureds under all policies covering personal injury and property damage relating to the Collateral, (iv) if reasonably requested by the Collateral Agent or the Majority Holders, include a breach of warranty clause and (v) be reasonably satisfactory in all other respects to the Collateral Agent and the Majority Holders.

            (c) The Company shall deliver to the Collateral Agent and the Secured Parties a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Company's annual reports pursuant to Section 4.3 of the Indenture and such supplemental reports with respect thereto as the Collateral Agent or the Majority Holders may from time to time reasonably request.

            4.3 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            4.4 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION. (a) Subject to the provisions of Section 2.2, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.4 and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (b) Subject to the other provisions hereof relating to the Schedules to this Agreement and reports of the Collateral, such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent or any Secured Party may reasonably request, all in reasonable detail.

            (c) At any time and from time to time, upon the written request of the Collateral Agent or the Majority Holders, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) making the proper filings with the Registry of Titles and Deeds at the principal place of business of each Grantor with respect to each Collateral Property owned by such Grantor and taking all similar and other actions which may be necessary or appropriate in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain control with respect thereto.

            4.5 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 30 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional executed relevant filings in Brazil and other documents reasonably requested by the Collateral Agent or the Majority Holders to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, written supplements to
SCHEDULE 7, SCHEDULE 8 and SCHEDULE 12 showing any additional location at which Equipment, Fixtures or Inventory, respectively, may be located or kept:

            (i) permit any of the Equipment, Fixtures or Inventory to be kept at a location other than those listed on Schedule 7, Schedule 8 and Schedule 12, respectively, except for (A) Inventory in transit or in the possession of a Grantor's employees or agents for delivery to customers in the ordinary course of business and (B) Equipment located at a customer's premises in the ordinary course of business;

            (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
      Section 3.5; or

            (iii) change its name, identity or corporate structure to such an extent that any relevant filing or registration made in connection with this Agreement would become misleading.

            4.6 NOTICES. The Company will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of:

            (a) any Lien (other than the security interests created hereby or other Permitted Liens) on any of the Collateral; and

            (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

            4.7 INVESTMENT PROPERTY. (a) The Grantors will not permit any Restricted Subsidiary (other than any Restricted Subsidiary identified in
Section 2.2(b) as holding Authorization Rights, until such time as the Capital Stock of such Restricted Subsidiary is required to be pledged hereunder pursuant to Section 2.2(b)) to issue any new or additional quotas in any manner whatsoever unless (i) such new or additional quotas are pledged to the Collateral Agent hereunder as part of the Pledged Stock and (ii) the constitutional documents of such Restricted Subsidiary are amended to reflect the pledge of such new or additional quotas substantially in the manner described on Schedule 17 and such amendment is duly registered with the competent Commercial Registry.

            (b) In the event of conversion of any Restricted Subsidiary into a corporation (SOCIEDADE ANONIMA), or in the event any Restricted Subsidiary created or acquired after the date hereof is a corporation or is converted into a corporation, this Agreement shall be recorded in such Restricted Subsidiary's Book of Registered Shares, pursuant to Article 39 of Law no. 6.404/76 of December 15, 1976, and the Company or the relevant Grantor shall deliver to the Collateral Agent copies of the relevant entries. The recordation of the pledge shall be made as follows: "SHARES PLEDGED IN FAVOR OF HSBC BANK USA PURSUANT TO THE MASTER SECURITY AGREEMENT, DATED AS OF JULY 20, 2000, ENTERED INTO BY AND AMONG ITSA LTD., FILME SUB, INC., ITSA-INTERCONTINENTAL TELECOMUNICACOES LTDA. AND CERTAIN SUBSIDIARIES OF ITSA - INTERCONTINENTAL TELECOMUNICACOES LTDA. IN FAVOR OF HSBC BANK USA. THE VOTING RIGHTS PERTAINING TO THESE SHARES ARE SUBJECT TO THE PROVISIONS OF SUCH MASTER SECURITY AGREEMENT."

            (c) The Grantors will not permit any Restricted Subsidiary that is a corporation (SOCIEDADE ANONIMA) to issue any new or additional shares in any manner whatsoever unless (i) such new or additional shares are pledged to the Collateral Agent hereunder as part of the Pledged Stock and (ii) such Restricted Subsidiary effects the proper recordation in its Book of Registered Shares in accordance with paragraph (b) above.

            (d) If any Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Restricted Subsidiary, whether in addition to, in substitution of, as a conversion of, or in exchange for, any quotas or shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent, cause to be taken the appropriate steps to create and perfect a security interest in favor of the Collateral Agent in the same and deliver the same forthwith to the Collateral Agent in the exact form received, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Restricted Subsidiary shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Restricted Subsidiary or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by any Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

            (e) Except to the extent permitted under the Indenture, no Grantor will vote to enable, or take any other action to permit, the Company or any Restricted Subsidiary to (i) issue any stock or other equity securities of any nature or to issue any other securities convertible into or exchangeable for any stock or other equity securities of any nature of any Restricted Subsidiary, except to a Grantor, (ii) sell, assign, transfer, exchange, or otherwise dispose of the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of ITSA Cayman, the Company or the Collateral Agent to sell, assign or transfer any of the Investment Property or Net Proceeds thereof.

            (f) Each Grantor agrees that (i) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in paragraphs (a), (b), (c) or (d) above with respect to the Investment Property issued by it and (ii) the terms of Sections 5.1(c) and 5.6 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.6 with respect to the Investment Property issued by it.

            4.8 ACCOUNTS. (a) As soon as practicable after the Effective Date, each Grantor will put in place arrangements satisfactory to the Collateral Agent pursuant to which all payments received by such Grantor from its customers in respect of all Accounts of such Grantor will, immediately upon receipt by such Grantor (subject to its banks' policies regarding the availability of deposited funds), be transferred to a specified Concentration Account of such Grantor. Each Grantor covenants and agrees to cause all amounts received by such Grantor in respect of its Accounts to be transferred to such Concentration Account immediately upon receipt thereof.

            (b) At the request of the Collateral Agent acting upon the instructions of the Majority Holders at any time after the occurrence and during the continuation of an Event of Default, the Grantors will deliver to the Collateral Agent a revised, updated SCHEDULE 2 listing all Accounts (including all Accounts owed by pay television customers) existing on such date in such detail as the Collateral Agent or the Majority Holders might reasonably require. From and after such date, the Grantors will update SCHEDULE 2 as required pursuant to Section 4.14 and will take all actions required by Section 4.14 or otherwise to perfect the Collateral Agent's security interest in the Accounts, including without limitation, if requested by the Collateral Agent or the Majority Holders, notifying the Persons obligated on the Accounts that the Accounts have been assigned to the Collateral Agent pursuant to this Agreement.

            (c) Other than in the ordinary course of business consistent with its past practice, such Grantor will not without the consent of the Collateral Agent acting upon the instructions of the Majority Holders (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

            (d) Such Grantor will deliver to the Collateral Agent and the Trustee for delivery to each Secured Party a copy of each material demand, notice or document received by it that by itself or together with all other similar demands, notices and documents questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Accounts.

            4.9 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall be granted a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

            (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

            (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise materially impaired.

            (d) Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

            (e) Such Grantor (either itself or through licensees) will not knowingly infringe the intellectual property rights of any other Person.

            (f) Such Grantor will notify the Collateral Agent immediately if it knows that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in INPI, the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

            (g) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with INPI, the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent or the Majority Holders, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent or the Majority Holders may reasonably request to evidence the Collateral Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

            (h) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before INPI, the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property which is material to the business of such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

            (i) In the event that any Intellectual Property which is material to the business of such Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and take such action as such Grantor deems appropriate to remedy such infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

            4.10 VEHICLES. With respect to any Vehicle acquired by such Grantor subsequent to the date hereof which has a book value or Fair Market Value equal to or greater than $20,000, within 30 days after the date of acquisition thereof, all applications for certificates of title/ownership indicating the Collateral Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Collateral Agent shall, acting upon the instructions of the Majority Holders, reasonably deem advisable to perfect its security interest in such Vehicles.

            4.11 MAINTENANCE OF AUTHORIZATION RIGHTS. (a) Such Grantor agrees to take such action as the Collateral Agent or the Majority Holders may from time to time reasonably require in order to protect or preserve its interests in respect of the Authorization Rights;

            (b) In the event the Collateral Agent delivers to the Company the notice referred to in Section 2.2(a) requiring the Authorization Rights to be included in the Collateral, such Grantor shall deliver to ANATEL a request for each required Authorization of the pledge of the Authorization Rights created herein, such request being in form and substance reasonably satisfactory to the Collateral Agent and the Majority Holders;

            (c) Such Grantor shall not, without the prior written consent of the Majority Holders, grant or permit to exist any assignment, sale or transfer of, or Lien over or in connection with, any of the Authorization Rights, except pursuant to this Agreement;

            (d) Such Grantor shall not, without the prior written consent of the Majority Holders, vary, amend, modify or terminate any Authorization Rights Agreement in any respect which could reasonably be expected to have a material adverse effect on the value of any Authorization Rights or the ability or capacity of such Grantor to perform its obligations hereunder, except to the extent required by ANATEL pursuant to the exercise of its authority under Applicable Law;

            (e) Such Grantor shall not, without the prior written consent of the Majority Holders, consent to any act or omission by ANATEL or any instrumentality thereof which would constitute a material breach under any Authorization Rights Agreement, to the extent that any such act or omission could reasonably be expected to have a material adverse effect on the value of any Authorization Rights or the ability or capacity of such Grantor to perform its obligations hereunder; and

            (f) Such Grantor shall not, without giving prior written notice to the Collateral Agent and the Trustee: (i) release ANATEL from any material obligation under, or waive any material breach by ANATEL of, any Authorization Rights Agreement; or (ii) settle or compromise any material claim arising out of or in connection with any Authorization Rights Agreement.

            4.12 COLLATERAL ACCOUNT. (a) As soon as practicable after the Effective Date, each Grantor (other than ITSA Cayman and Sub Inc.) will establish with a bank located in Brazil satisfactory to the Majority Holders (collectively, the "COLLATERAL ACCOUNT BANK") a cash collateral account (collectively, the "COLLATERAL ACCOUNT"), in the name of such Grantor, and (except as provided in paragraph (b) below) under the joint control of the Collateral Agent and such Grantor, into which there shall be deposited (i) the Net Proceeds (consisting of cash and Cash Equivalents) received in respect of any Collateral sold by such Grantor pursuant to an Asset Sale, (ii) any Insurance Proceeds or Condemnation Proceeds, as the case may be, resulting from a Loss Event suffered by such Grantor, required to be delivered to the Collateral Agent pursuant to Section 4.10 of the Indenture and (iii) any Proceeds of the Collateral transferred from the Concentration Account of such Grantor after the issuance of a Default Notice in accordance with the provisions of Section 4.15. Any income received with respect to the balance from time to time standing to the credit of any Collateral Account, including any interest, shall remain, or be deposited, in such Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in each Collateral Account shall constitute part of the Collateral hereunder but shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

            (b) The balance from time to time standing to the credit of each Collateral Account shall be subject to withdrawal only pursuant to written instructions to the Collateral Account Bank signed by both the Collateral Agent acting upon the instructions of the Majority Holders and the applicable Grantor, which together shall have dominion and control over such account; PROVIDED that, after the occurrence and during the continuation of any Event of Default, the Collateral Agent shall have sole dominion and control over such account, and requests for withdrawals therefrom will require only the signature of the Collateral Agent acting upon the instructions of the Majority Holders. The balance from time to time standing to the credit of each Collateral Account shall be applied in the manner specified in paragraph (c) below.

            (c) The Net Proceeds (consisting of cash and Cash Equivalents) received in respect of any Collateral sold pursuant to an Asset Sale, and any Insurance Proceeds or Condemnation Proceeds, as the case may be, resulting from a Loss Event shall be applied only in the manner and for the purposes described in Section 4.10(b) of the Indenture. In connection with any request by any Grantor to use proceeds on deposit in any Collateral Account, the Company or other applicable Grantor shall deliver to the Collateral Agent, not less than ten (10) Business Days prior to the intended use of such proceeds, an officer's certificate signed by the chief executive officer, chief financial officer or treasurer of the Company or of such other Grantor, describing the transaction or transactions in which such proceeds are intended to be applied and certifying that such use is permitted under the Indenture. Upon receipt of a certificate complying with the foregoing, and provided no Default shall have occurred and be continuing, the Collateral Agent and the applicable Grantor will, pursuant to their joint written instructions given to the Collateral Account Bank, cause to be withdrawn from the Collateral Account and paid to the applicable Grantor or for its account in accordance with such Grantor's instructions the proceeds to be so applied.

            (d) Cash on deposit in each Collateral Account shall be invested in Cash Equivalents from time to time in accordance with the applicable Grantor's written instructions; PROVIDED that, if an Event of Default shall have occurred and be continuing, such instructions shall be given by the Collateral Agent acting upon the instructions of the Majority Holders.

            (e) The procedures relating to the administration of each Collateral Account will be set forth in greater detail in an agreement or agreements to be entered into as soon as practicable after the Effective Date among the applicable Grantor, the applicable Collateral Account Bank and the Collateral Agent in form reasonably satisfactory to such parties which is consistent in all material respects with the provisions of this Section 4.12.

            4.13 REGISTRATION. Within 20 days after the execution hereof, this Agreement shall be registered by the applicable Grantors with the competent Registry of Titles and Deeds for each city listed on Schedule 18 at the expense of the Grantors, all in accordance with Article 130 of Law 6.015 of December 31, 1973.

            4.14 AFTER-ACQUIRED PROPERTY. The Grantors will amend the Schedules hereto from time to time as provided in this Section to include any additional assets or property acquired after the Effective Date. With respect to SCHEDULE 2, such update shall be made monthly as of the last Business Day of each month beginning after the date the Company is first required to provide a revised, updated SCHEDULE 2 to the Collateral Agent pursuant to Section 4.8(b). With respect to SCHEDULES 4, 5, 6, 7, 8, 9, 10, 11, 12 13, 14 AND 15, such updates shall be made quarterly as of the last Business Day of each calendar quarter beginning after the Effective Date. With respect to SCHEDULE 3, such update shall be made quarterly as of the last Business Day of each calendar quarter beginning after the date the Collateral Agent notifies the Company pursuant to
Section 2.2(a) that the Authorization Rights are required to be included in the Collateral. The Company will deliver to the Collateral Agent each updated Schedule within ten (10) days after the monthly or quarterly date as of which such Schedule is required to be updated and will cause the same, along with any other required documents, to be registered with the relevant Registry of Title and Deeds within ten (10) days after such delivery date in order to perfect the security interest in such additional Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, and will provide evidence of such registration to the Collateral Agent and the Trustee promptly thereafter. Nothing herein will limit the Collateral Agent's right to require the Company to provide more frequent updates of the Schedules if the Collateral Agent reasonably determines that its security interests are unperfected with respect to a material portion of the Collateral.

            4.15 CERTAIN MATTERS RELATING TO ACCOUNTS. (a) The Collateral Agent and the Majority Holders shall have the right to make such test verifications of the Accounts as they may reasonably consider advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent or the Majority Holders may reasonably require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall furnish to the Collateral Agent and the Secured Parties reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

            (b) As soon as practicable after the Effective Date, each Grantor will enter into a Concentration Account Agreement with the Collateral Agent and a Concentration Account Bank and will cause all amounts received by it from its customers or otherwise in respect of its Accounts to be paid into or transferred to the specified Concentration Account at such Concentration Account Bank as provided in Section 4.8 and the Concentration Account Agreement. So long as no Event of Default has occurred and is continuing, the applicable Grantor will have the right of withdrawal from its respective Concentration Account and will be entitled to give all instructions to its respective Concentration Account Bank regarding the operation of such Concentration Account and use of the funds therein so long as such use and operation comply with the terms of the Indenture and the Concentration Account Agreement. If an Event of Default occurs and is continuing, upon the instructions of the Majority Holders, the Collateral Agent will issue a Default Notice to each Concentration Account Bank and thereby assume dominion and control over each Concentration Account. Each Grantor agrees that, if a Default Notice is issued, the Collateral Agent alone shall have the power of withdrawal from each Concentration Account and acknowledges that, while such Default Notice is in effect, the Grantors shall not have any right, title or interest in the Concentration Accounts or the amounts at any time appearing to the credit of the Concentration Accounts. Each Concentration Account Bank shall agree, after the issuance of a Default Notice, to remit all proceeds of such payments deposited in the Concentration Accounts directly to the Collateral Agent for deposit into the Collateral Account of the applicable Grantor or as the Collateral Agent, acting upon the instructions of the Majority Holders, may otherwise instruct such Concentration Account Bank. All such payments made to the Collateral Agent shall be deposited in the Collateral Account of the applicable Grantor or in such other account as the Collateral Agent, acting upon the instructions of the Majority Holders, may otherwise designate. Each Concentration Account Agreement will provide for delivery by the applicable Grantor of powers of attorney in favor of representatives of the Collateral Agent to permit the Collateral Agent to exercise dominion and control over each Concentration Account upon the issuance of a Default Notice under the applicable Concentration Account Agreement.

            (c) During the continuance of an Event of Default, at the Collateral Agent's request, each Grantor shall deliver to the Collateral Agent, or provide the Collateral Agent with access to, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

            (d) Upon written notice given by the Collateral Agent to each Concentration Account Bank to the effect that all Events of Default have ceased, been cured or been waived, each Grantor's respective rights to give all instructions regarding the operation of the Concentration Accounts and the use of the funds therein will be reinstated.

            4.16 VISITATION RIGHTS. The Collateral Agent (and after the occurrence and during the continuation of an Event of Default, any other Secured Party), or any agents or representatives thereof (or of the other Secured Parties after the occurrence and during the continuation of an Event of Default), will have the right at any time during normal business hours and, if an Event of Default has not occurred and is not continuing, upon prior notice to the Company, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Grantors, and to discuss the affairs, finances and accounts of the Grantors with any of their officers or directors and with their independent certified public accountants.

            4.17 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Collateral Agent in its own name or in the name of the Secured Parties may at any time after the occurrence and during the continuance of a Default communicate with obligors under the Accounts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Accounts.

            (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                         SECTION 5. REMEDIAL PROVISIONS

            5.1 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to paragraph (b) below, the Grantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments and other distributions made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Restricted Subsidiary and consistent with past practice, to the extent permitted in the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Stock; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any material violation of any provision of this Agreement.

            (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with the terms of Section 5.7 hereof, and (ii) the Collateral Agent shall have the right to require that any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Restricted Subsidiary or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Restricted Subsidiary, or upon the exercise by the Company or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Person to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (c) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent, for the ratable benefit of the Secured Parties, shall have the right to exercise all the rights and powers conferred by articles 774, III of the Brazilian Civil Code, and may sell or cause to be sold all or any part of the Investment Property at public auction or private sale, at the best price obtainable by the Collateral Agent or its duly-appointed agent or assignee, as applicable, in good faith and exercising the same degree of diligence as a prudent owner would do, all in accordance with Section 5.5 below, and otherwise subject to Applicable Law.

            (d) The Grantors hereby authorize and instruct each Restricted Subsidiary which has issued any Investment Property pledged by any Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default or a Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from any Grantor, and each Grantor agrees that each such Restricted Subsidiary shall be fully protected in so complying, and (ii) after receipt of notice from the Collateral Agent that an Event of Default has occurred and is continuing, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

            5.2 NET PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT. In addition to the rights of the Collateral Agent specified in Section 4.15 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent, for the ratable benefit of the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in the Collateral Account. All Proceeds while held by the Collateral Agent in the Collateral Account (or by a Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

            5.3 APPLICATION OF PROCEEDS. If an Event of Default shall have occurred and be continuing, upon its receipt of instructions from the Majority Holders, the Collateral Agent may apply all or any part of Proceeds held in the Collateral Account or any Concentration Account in payment of the Secured Obligations in accordance with Section 5.7 and any part of such funds which are not applied and not required as collateral security for the Secured Obligations shall, upon request, be paid over from time to time by the Collateral Agent to the Company or other applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the

Secured Obligations shall have been paid in full shall be paid over to the Company or other applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

            5.4 AUTHORIZATION RIGHTS. If an Event of Default shall have occurred and be continuing, each Grantor shall cause all amounts payable to it from time to time under or in respect of its Authorization Rights to be paid directly to the Collateral Account. Each Grantor agrees that, if for any reason it receives any such amount in any other manner or place, such amount shall be forthwith deposited by such Grantor into the Collateral Account.

            5.5 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under Brazilian law or any other Applicable Law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent, or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the Net Proceeds of any action taken by it pursuant to this Section 5.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations in accordance with Section 5.7, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. Notice of a proposed sale or other disposition of Collateral shall be given to each Grantor at least ten (10) Business Days before such sale or other disposition. Such notice, (a) in case of public sale, shall state the time and place fixed for such sale, (b) in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (c) in the case of private sale, shall state the principal terms of the proposed private sale (including price, payment terms and proposed purchaser). Any such public sale shall be held at such time or times during ordinary business hours and at such place or places as the Collateral Agent or its assignee may fix in the notice of such sale. At any such public or private sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent or its assignee may determine. The Collateral Agent or its assignee shall not be obligated to make any sale of Collateral if it shall determine not to do so or if it shall not have been so instructed by the Majority Holders, regardless of the fact that notice of sale may have been given.

            5.6 SALE OF PLEDGED STOCK. (a) The Grantors recognize that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in Law 6.385 of December 7, 1976, as amended, and complementary legislation and that the Collateral Agent may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantors acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the relevant Restricted Subsidiary to register such securities for public sale under Law 6.385 of December 7, 1976, as amended, and complementary legislation, or under other applicable securities laws, even if such Restricted Subsidiary would agree to do so.

            (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to the exercise by the Collateral Agent of its rights hereunder valid and binding and in compliance with any and all other Applicable Law. Each Grantor further agrees that a breach of the foregoing covenant will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that the foregoing covenant shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenant except for a defense that no Event of Default or Default has occurred under the Indenture.

            5.7 APPLICATION OF PROCEEDS. All proceeds (including without limitation all Proceeds of the Collateral) received by the Collateral Agent or any Secured Party hereunder or under any other Security Document, the Indenture, the Senior Notes or otherwise in connection with the exercise of remedies under any of the foregoing, shall be applied to the Secured Obligations in the following order of priority:

            (1) FIRST, to pay fees and expenses of the Collateral Agent pursuant to Section 7.4 or otherwise;

            (2)   SECOND, to pay fees and expenses of the Trustee pursuant to
                  Section 7.4 and other amounts payable to the Trustee under
                  Section 7.7 of the Indenture;

            (3) THIRD, to pay fees and expenses of the holders of the Senior Notes pursuant to Section 7.4;

            (4)   FOURTH, to pay accrued interest on the Senior Notes;

            (5)   FIFTH, to pay principal of the Senior Notes;

            (6)   SIXTH, to pay any remaining Secured Obligations; and

            (7)   SEVENTH, the balance, if any, to the applicable Grantor.

            5.8 WAIVER; DEFICIENCY. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or the Secured Parties to collect such deficiency.

                         SECTION 6. THE COLLATERAL AGENT

            6.1 COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and which such Grantor has failed to take or exercise when required hereunder, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following during the continuance of an Event of Default:

            (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

            (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

            (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (iv) execute, in connection with any sale provided for in Section
      5.5 or 5.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's, and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

            (vi) For the purposes of any Investment Property, to perform all necessary acts and to execute and deliver any instrument before any Authority, including, without limitation, CVM and ANATEL, and any stock exchange in case of public sale, and to execute all documents required for the transfer and assignment of any Investment Property sold.

            (vii) For purposes of any Authorization Rights, to represent such Grantor before any third party or Authority, to act, and to sign any agreement, instrument or document, in the name of and on behalf of such Grantor in order to give effect to the security interests created pursuant to this Agreement, if, within fifteen (15) days after notice from the Collateral Agent or the Majority Holders, such Grantor fails to do so.

            Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default or Default shall have occurred and be continuing.

            (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to 13% (thirteen percent), from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

            (d) All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            6.2 DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent and the Secured Parties and any of their respective officers, directors, employees or agents shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own or their employees', agents' directors' or assigns' gross negligence or willful misconduct.

            6.3 FILINGS AND RECORDINGS FOR PERFECTION OF SECURITY Interests. To the extent permitted by Applicable Law, each Grantor authorizes the Collateral Agent (or any sub-agent duly appointed by it) to file or record with the relevant Authority in Brazil and to make other filings or recordings of documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Anything herein to the contrary notwithstanding, in no event shall the Collateral Agent be liable or responsible for compliance with any amendments or changes to Brazilian law in the absence of specific instruction received by it from the Majority Holders as to any required actions necessary in order to comply therewith.

            6.4 AUTHORITY OF COLLATERAL AGENT. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting from or arising out of this Agreement shall, as among the Collateral Agent, the Secured Parties and the Grantors, be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as among the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the ratable benefit of the Secured Parties, with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

            7.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent, PROVIDED that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.

            7.2 NOTICES. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be addressed at its notice address set forth on SCHEDULE 1.

            7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            7.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Grantor agrees to pay or reimburse the Collateral Agent and each Secured Party for all their costs and expenses incurred in collecting against such Grantor in enforcing or preserving any rights under this Agreement and the other Security Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Collateral Agent and the Secured Parties, respectively.

            (b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

            (c) Each Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company and the Guarantors would be required to do so pursuant to the Indenture, except for amounts arising as a result of the gross negligence or willful misconduct of the Collateral Agent, or its agents, employees, directors or assigns.

            (d) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company and the Guarantors would be required to do so pursuant to the Indenture, except for amounts arising as a result of the gross negligence or willful misconduct of the Secured Parties, or their agents, employees, directors or assigns.

            (e) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture, and the other Security Documents.

            7.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent, the Secured Parties and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and the Majority Holders.

            7.6 SET-OFF. (a) Each Grantor hereby irrevocably authorizes the Collateral Agent and the Secured Parties at any time and from time to time while an Event of Default or Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or any Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Indenture, the Senior Notes, any other Security Document or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not the Collateral Agent or such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof. The rights of the Collateral Agent and each Secured Party under this Section 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

            (b) If any Secured Party (a "benefitted Secured Party") at any time shall receive any payment of all or part of its Secured Obligations, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off pursuant to paragraph (a) above or otherwise), in a greater proportion than any such payment to or collateral received by any other Secured Party, if any, in respect of such other Secured Party's Secured Obligations, such benefitted Secured Party shall purchase for cash from the other Secured Parties such portion of such other Secured Party's Secured Obligations, or shall provide such other Secured Parties with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Secured Party to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Secured Parties; and if after taking into account such sharing the benefitted Secured Party continues to have access to additional funds of or collateral granted by the Grantors for application on account of the Secured Obligations, then the benefitted Secured Party shall use such funds or collateral to reduce indebtedness of the Company held by it and share such payments and the benefits of the collateral with the other Secured Parties; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Secured Party, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Grantors agree that each Secured Party so purchasing a portion of another Secured Party's Secured Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Secured Party were the direct holder of such portion.

            7.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            7.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            7.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            7.10 INTEGRATION. This Agreement, the Indenture, the Mortgage and the Collateral Agency Agreement represent the entire agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in such other agreements.

            7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF BRAZIL; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES AND OBLIGATIONS OF THE COLLATERAL AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            7.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts sitting in Brasilia, Distrito Federal, S_o Paulo, State of S_o Paulo, and Rio de Janeiro, State of Rio de Janeiro;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.12 any special, exemplary, punitive or consequential damages.

            7.13  ACKNOWLEDGMENTS.  Each Grantor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

            (b) neither the Collateral Agent nor the Trustee has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Indenture or any other Security Document, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created by this Agreement, the Indenture or any other Security Document or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and the Secured Parties.

            7.14 ADDITIONAL GRANTORS. With respect to any new Restricted Subsidiary created or acquired after the Effective Date which the Company designates as a Guarantor pursuant to the terms of the Indenture, such new Restricted Subsidiary shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. In addition, the applicable Grantor shall promptly (i) cause to be taken the appropriate steps to create and perfect a security interest in favor of the Collateral Agent in such new Restricted Subsidiary's Capital Stock, (ii) deliver to the Collateral Agent the certificates representing such new Restricted Subsidiary's Capital Stock, if at such time such Capital Stock is required to be included in the Collateral hereunder pursuant to Section 2.2(b), and (iii) deliver to the Collateral Agent opinions of counsel relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

            7.15 DELIVERY OF SECURITY INTEREST. On the date hereof, each security interest created pursuant to this Agreement has been delivered (TRADIC_O SIMB_LICA) to the Collateral Agent, who will act as depositary of such security interest, in accordance with the terms set forth in Article 768 of the Brazilian Civil Code and Article 274 of the Brazilian Commercial Code.

            7.16 RELEASES. At such time as the Secured Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            7.17 LANGUAGE. This Agreement is executed in the English language, which shall be the controlling version for purposes of interpretation of this Agreement, notwithstanding the existence of any version hereof translated into the Portuguese language.

            IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                    ITSA LTD.


                                    /S/ HERMANO S. LINS ALBUQUERQUE
                                    --------------------------------------------
                                    Name:  Hermano S. Lins Albuquerque
                                    Title:  Chief Executive Officer

WITNESSES:

Name:  ______________________

Name:  ______________________


                                    ITSA-INTERCONTINENTAL
                                    TELECOMUNICACOES LTDA.


                                    /S/ HERMANO S. LINS ALBUQUERQUE
                                    --------------------------------------------
                                    Name:  Hermano S. Lins Albuquerque
                                    Title:  Chief Executive Officer

WITNESSES:

Name:  ______________________

Name:  ______________________

                                    TV FILME BRASILIA SERVICOS DE
                                    TELECOMUNICACOES LTDA.


                                    /S/ HERMANO S. LINS ALBUQUERQUE
                                    --------------------------------------------
                                    Name:  Hermano S. Lins Albuquerque
                                    Title:  Chief Executive Officer


WITNESSES:

Name:  ______________________

Name:  ______________________

                                    TV FILME GOIANIA SERVICOS DE
                                    TELECOMUNICACOES LTDA.


                                    /S/ HERMANO S. LINS ALBUQUERQUE
                                    --------------------------------------------
                                    Name:  Hermano S. Lins Albuquerque
                                    Title:  Chief Executive Officer

WITNESSES:

Name:  ______________________

Name:  ______________________


                                    TV FILME BELEM SERVICOS DE
                                    TELECOMUNICACOES LTDA.


                                    /S/ HERMANO S. LINS ALBUQUERQUE
                                    --------------------------------------------
                                    Name:  Hermano S. Lins Albuquerque
                                    Title:  Chief Executive Officer

WITNESSES:

Name:  ______________________

Name:  ______________________

                                    TV FILME SISTEMAS LTDA.


                                    /S/ HERMANO S. LINS ALBUQUERQUE
                                    --------------------------------------------
                                    Name:  Hermano S. Lins Albuquerque
                                    Title:  Chief Executive Officer




WITNESSES:

Name:  ______________________

Name:  ______________________


                                    TV FILME OPERACOES LTDA.


                                    /S/ HERMANO S. LINS ALBUQUERQUE
                                    --------------------------------------------
                                    Name:  Hermano S. Lins Albuquerque
                                    Title:  Chief Executive Officer

WITNESSES:

Name:  ______________________

Name:  ______________________


                                    LINK EXPRESS SERVICOS DE
                                    TELECOMUNICACOES LTDA.

                                    /S/ HERMANO S. LINS ALBUQUERQUE
                                    --------------------------------------------
                                    Name:  Hermano S. Lins Albuquerque
                                    Title:  Chief Executive Officer

WITNESSES:


_____________________________
Name:
Title:


______________________________
Name:
Title:

                                    HSBC BANK USA, as Collateral Agent


                                    /S/ JOHN J. MAZZARELLA
                                    --------------------------------------------
                                    Name:  John J. Mazzarella
                                    Title:  Vice President



                                    /S/ PETER S. WOLFRATH
                                    --------------------------------------------
                                    Name:  Peter S. Wolfrath
                                    Title:  Assistant Vice President



                                    FILME SUB, INC.


                                    /S/ HERMANO S. LINS ALBUQUERQUE
                                    --------------------------------------------
                                    Name:  Hermano S. Lins Albuquerque
                                    Title:  Chief Executive Officer

STATE OF NEW YORK       )
                                   :  ss.
COUNTY OF NEW YORK      )

      On this 13th day of July, 2000, before me, a notary public within and for said county, personally appeared John Mazzarella, to me personally known who being duly sworn, did say that he was the Vice President of HSBC Bank USA, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.



/s/ Marcia Markowski
Notary Public




[NOTARIAL SEAL]